Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

VBI VACCINES INC.

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)
Equity	Common Shares, no par value	Rule 457(c) and Rule 457(h)	311,235	$0.995	$309,678.83	$0.0000927	$28.71
Total					$309,678.83		$28.71
Total Fee Offsets							-
Net Fee Due							$28.71

(1)	Represents the additional common shares, no par value (“Common Shares”) of VBI Vaccines Inc., a corporation organized under the laws of British Columbia, Canada (the “Registrant”) that were automatically added to the shares authorized for issuance under the Plan and reserved for future issuance, pursuant to a provision contained in the VBI Vaccines Inc. Incentive Plan, as amended (the “Plan”) which allows the aggregate number of Common Shares reserved for issuance under the Plan together with any other security-based compensation arrangement of the Registrant to be up to ten percent (10%) of the aggregate issued and outstanding Common Shares from time to time. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Common Shares that become issuable under the Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Common Shares.
(2)	Estimated solely for the purpose of calculating the registration fee: (i) in accordance with Rule 457(c) and Rule 457(h) under the Securities Act with respect to 311,325 Common Shares issuable under the Plan based on the average of the high and low prices per Common Share as reported by The Nasdaq Capital Market on August 23, 2022.
(3)	Amount of the registration fee was calculated in accordance with Section 6(b) and Rule 457 under the Securities Act and was determined by multiplying the aggregate offering price by 0.0000927.